424(c)
                                                                       333-69270

                              PROSPECTUS SUPPLEMENT

     The Prospectus dated January 14, 2002 of Online Processing, Inc. is hereby supplemented by replacing the title UnAudited for the title Audited over the November 30, 2001 column in the section titled SUMMARY OF FINANCIAL DATA on page 20.




                             SUMMARY FINANCIAL DATA

     The  following   table  sets  forth   certain  of  our  summary   financial
information. This information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus.


                                                  UnAudited

       Balance Sheet:                            November 30, 2001
       ------------------------             ------------------------
       Working Capital                             $  5,873
       Total Assets                                $ 63,679
       Total Liabilities                           $ 57,806
       Stockholders' Equity                        $  5,873

                                                Eleven months
                                                    ended
       Statement of Operations:                  Nov 30, 2001
       ------------------------             ------------------------
       Revenue                                     $ 21,900
       Operating Expense                           $ 31,662
       Net Income (Loss)                           $( 9,762)